EXHIBIT 3(a).(1)







                      RESTATED CERTIFICATE OF INCORPORATION



                                       OF



                                   LUMEX, INC.






                Under Section 807 of the Business Corporation Law









     Weil, Gotshal & Manges
     767 Fifth Avenue
     New York, NY  10153





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                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                   LUMEX, INC.

                Under Section 807 of the Business Corporation Law
                -------------------------------------------------

               WE, THE UNDERSIGNED, Lawrence N. Cohen and Robert McNally, being respectively the President and the Secretary of Lumex, Inc., do hereby certify:

               FIRST:  The name of the Corporation is Lumex, Inc.
               -----
     (hereinafter referred to as the "Corporation").

               SECOND:  The Certificate of Incorporation was filed with the
               ------
     Department of State of New York on September 11, 1953.

               THIRD:  The text of the Certificate of Incorporation of the
               -----
     Corporation is hereby restated without amendments or changes to read as herein set forth in full:


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                          CERTIFICATE OF INCORPORATION
                                       OF
                                   LUMEX, INC.

               FIRST:  The name of the corporation is LUMEX, INC.
               -----

               SECOND:  The corporation is formed for the following purpose
               ------
     or purposes:

               To invent, design, develop, manufacture, produce, purchase or otherwise acquire, own, distribute, market, sell, lease or otherwise dispose of, articles, furniture, equipment and supplies of every kind, nature and description, including, but no limited to, items for use in hospitals, nursing homes, extended care facilities, offices and homes, or equipment or supplies used in connection with the practice of medicine, made of wood, metal, rubber, fabric whether natural or synthetic, plastics or other material or other combination thereof, and to erect, own, lease, equip, operate, maintain and use manufacturing plants, factories, mills, laboratories, warehouses, office buildings, offices, salesrooms, branch establishments, and all buildings and structures whatsoever which may be necessary or incidental to the manufacture, storage, shipment and sale of the aforementioned products.

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               To conduct a general merchandising and trading business, to import, export, buy and sell, at wholesale and retail, lease, handle, install, erect, repair, service, distribute, contract in respect of, and otherwise deal in and with, on margin or otherwise, whether as principal, agent, factor, broker, licensor, licensee, on commission, on its own behalf or on behalf of others, goods, wares, commodities, merchandise, and real and personal property of every kind and description except bills of exchange.

          To export from and import into the United States of America and its territories and possessions, and any and all foreign countries as principal or agent, merchandise of every kind and nature and to purchase, sell, and deal in and with, at wholesale and retail, merchandise of every kind and nature for exportation from, and importation into the United States, and to and from all countries foreign thereto, and for exportation from, and importation into, any foreign country, to and from any other country foreign thereto, and to purchase and sell domestic and foreign merchandise in domestic markets and domestic and foreign merchandise in foreign markets, and to do a general foreign and domestic exporting and importing business.


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               To do a general brokerage, commission merchants' and selling agents' business; to make and enter into all manner and kinds of contracts, agreements and obligations by or with any person or persons, incorporated or unincorporated firm or firms, for the purchasing, acquiring, manufacturing, and selling of any articles of personal property of any kind or nature whatsoever, and generally with full power to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

               To manufacture, buy, trade, sell, handle, use, lease, and in all ways to turn to account, and deal in and with respect to, articles, goods, wares, merchandise and commodities of all kinds and descriptions; to engage in and conduct, in all branches and details, the business of manufacturing and trading.

               To manage or administer as agent the business or property of any corporation, firm, or person, carrying on any authorized business, and to sell or dispose of, receive, and make disbursements for, or arrange for the management or administration of the whole or any part of the business or property of any corporation, firm or person.


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               To act as agent, broker, consignee, or factor of others in buying and selling all manner and kind of goods and to make contracts with others in reference to the handling and disposing of the same, and to deliver goods on bills of lading in the name of this corporation; to draw drafts against such bills of lading and carry insurance in the name of this corporation on goods consigned for sale.

               To acquire by purchase, lease, gift, devise, or otherwise, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, improve, develop, divide and otherwise handle, deal in and dispose of real estate, real property and any interest or right therein, whether as principal agent, broker or otherwise.

               To manage, operate, service, equip, furnish, alter, and keep in repair dwellings, apartment houses, hotels, office buildings and real and personal property of every kind, nature and description, whether as principal, agent, broker, or otherwise, and generally to do anything and everything necessary and proper and to the extent permitted by law in connection with the business of managing and operating real and personal property of any and all kinds.

               To lend money or make advances from time to time to such extent, to such borrowers, on such terms, and on such security, if any, as the Board of Directors of the corporation may determine, but only to the extent permitted corporations organized under the Business Corporation Law.

               To purchase, exchange, hire, or otherwise acquire such personal property, chattels, rights, assessments, permits privileges, and franchises as may lawfully be purchased, exchanged, hired, or acquired under the Business Corporation Law.

               To borrow money for its corporate purposes, and to make, accept, endorse, execute and issue promissory notes, bills of exchange, bonds, debentures or other obligations from time to time, for the purchase of property or for any purpose in or about the business of the corporation, and, if deemed proper, to secure the payments of any such obligations by mortgage, pledge, deed of trust or otherwise.

               To underwrite, purchase, acquire, hold, pledge, hypothecate, exchange, sell, deal in and dispose of, alone or in syndicates or otherwise in conjunction with others stocks, bonds and other evidences of indebtedness and obligations of any corporation, association, partnership, syndicate, entity, or person or governmental, municipal or public authority, domestic or foreign, and evidences of any interest, in respect of any such stocks, bonds and other evidences of indebtedness and obligations; to issue in exchange therefor its own stocks, bonds or other obligations; and, while the owner or holder of any such, to exercise all the rights, powers and privileges of ownership in respect thereof; and, to the extent now, or hereafter permitted by law, to aid by loan, subsidy, guaranty or otherwise those issuing, creating or responsible for any such stocks, bonds or other evidences of indebtedness or obligations or evidences of any interest in respect thereof.

               To apply for, purchase, register, or in any manner to acquire, and to hold, own, use, operate and introduce, and to sell, lease, assign, pledge, or in any manner dispose of and in any manner deal with patents, patent rights, licenses, copyrights, trade-marks, trade names and to acquire, own, use or in any manner dispose of any and all inventions, improvements and processes, labels, designs, brands, or other rights, and to work, operate, or develop the same, and to carry on any similar business, manufacturing or otherwise, which may, directly or indirectly, effectuate these objects or any of them.

               To acquire, and to take over as a going concern and thereafter to carry on the business of any person, firm or corporation engaged in any business which this corporation is authorized to carry on, and in connection therewith, to acquire the good will and all or any of the assets and to assume or otherwise provide for all or any of the liabilities of any such business.

               To carry on business at any place or places, within the jurisdiction of the United States, and in any and all foreign countries, and to purchase, hold, mortgage, convey, lease or otherwise dispose of and deal with real and personal property at any such place or places.

               To undertake, contract for or carry on any business incidental to or in aid of, or advantageous in pursuance of, any of the objects or purposes of the corporation.

               To do any of the things thereinbefore enumerated for itself or for account of others and to make and perform contracts for doing any part thereof.

               To enter into make, perform and carry out contracts of every sort and kind which may be necessary or convenient for the business of this corporation, or business of a similar nature, with any person, corporation, private, public or municipal body public under the government of the United States or any state, territory or colony thereof, or any foreign government, so far as and to the extent that the same may be done and performed by corporations organized under the Business Corporation Law.

               To do all and everything necessary, suitable, or proper for the accomplishment of any of the foregoing purposes and the attainment of any of the foregoing objects and to have in furtherance thereof all of the powers conferred upon corporations organized under the Business Corporation Law, subject to any limitations thereof contained in this Certificate of Incorporation or in the Laws of the State of New York.

               THIRD:  The total number of shares of all classes which the
               -----
     corporation shall have the authority to issue is fifteen million five hundred thousand (15,500,000) of which five hundred thousand (500,000) are to be Preferred Shares of the par value of one dollar ($1) per share, and fifteen million (15,000,000) are to be Common Shares of the par value of ten cents ($.10) per share. The Preferred Shares shall consist of such one or more series as may be established from time to time by the Board of Directors of the Corporation pursuant to the authority hereinafter granted.

               The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions of the Preferred Shares and of the Common Shares, and of the relative rights of the holders thereof.

               1.  General.  The Board of Directors of the corporation is
                   -------
     hereby authorized to issue, from time to time, Preferred Shares in series and to fix from time to time by a vote or votes or by resolution or resolutions of the Board of Directors providing for such number of shares of each such series, the designations and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limitations, any of the following: (i) the voting powers thereof, if any, full or limited, or no voting powers, (ii) the relative, participating, optional or other special rights thereof, (iii) provisions relating to the call or redemptions thereof, including, without limitation, the times and prices for such calls or redemptions, (iv) provisions relating to the rights thereof to receive dividends, including, without limitation, the rates of such dividends and the conditions on which such dividends shall be cumulative or shall be accrued and paid and the times of payment of such dividends and any preferential rights thereto in relation to dividends payable on other classes of stock of the corporation or series thereof or on other series of each such class and whether such dividends shall be cumulative or non-cumulative, (v) the rights thereof upon the dissolution of, or upon any distribution of the assets of, the corporation, (vi) provisions relating to the conversion thereof into, or the exchange thereof for shares of any other class or classes or of any other series of the same class or of any series of any other class or classes of shares of the corporation, including, without limitation, the prices or rates and adjustments for any such conversions or exchanges, and whether such series shall be convertible or non-convertible and (vii) provisions relating to sinking funds therefor and the retirement thereof, if any. Provisions relative to the Preferred Shares, or any series thereof, contained herein or in any such vote or votes or resolution or resolutions or other action are herein called "Governing Provisions."

               2.  Definitions.  In these provisions and in any Governing
                   -----------
     Provisions providing for the issue of each series of the Preferred Shares as hereinbefore provided, and for the purposes hereof and thereof, the following terms shall have the respective meanings below specified, unless the context or a specific provision requires a different meaning:

               "Preferred Shares" means the Preferred Shares, par value $1 per share, in this Article THIRD described, of such series as may be established by any Governing Provisions, from time to time outstanding, excluding in each case any such shares held by the corporation in its treasury.

               "Common Shares" means the Common Shares, par value $.10 per share, referred to in this Article THIRD, from time to time outstanding, excluding such shares held by the corporation in its treasury.

               "Dividends accrued" means the amount of unpaid dividends, whether or not declared, to which any share of this corporation is entitled, at the date with reference to which the term is used, whether or not such date is a dividend payment date.

               3.  Dividends.  The holders of each series of the Preferred
                   ---------
     Shares shall be entitled to receive, if, when and as declared by the Board of Directors, out of funds legally available for the purpose, preferential dividends, if any as provided in the Governing Provisions establishing such series; provided, however, that if the stated dividends are not paid in full, the holders of the Preferred Shares of all the series shall share ratably in the payment of dividends including accumulation, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full. Subject to the provisions and restrictions set forth below in Section 6 of this Article THIRD, and in any Governing Provisions, the corporation may declare and pay, out of funds legally available for the purpose, dividends on Common Shares or other shares ranking junior to Preferred Shares as to dividends.

               4.  Liquidations.  Upon any liquidation, dissolution or
                   ------------
     winding up of the corporation, whether voluntary or involuntary (all herein referred to as a "liquidation"), the holders of each series of the Preferred Shares shall be entitled to receive, in cash or in property or both, before any distribution or payment is made upon any Common Shares or other shares ranking junior to the Preferred Shares in liquidation, such amount as may be provided in the Governing Provisions establishing such series; provided, however, that if upon any such liquidation, the amounts payable on or with respect to the Preferred Shares of all series are not paid in full, the holders of the Preferred Shares of all series shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to the Preferred Shares of all series were paid in full. Written notice of any liquidation, stating a distribution date and the place where amounts distributable thereon shall be payable, shall be given by mail, postage prepaid, not less than thirty (30) days prior to the distribution date stated therein, to the holders of record of all the outstanding shares of any series having any preference in liquidation over any other outstanding shares, such notice to be addressed to each shareholder at his post office address as shown by the records of the corporation. After the amounts required heretofore by this Section 4 of this Article THIRD and in any Governing Provisions shall have been paid to the holders of the Preferred Shares and the holders of such other shares as may be entitled thereto, or set aside for payment to the holders of the Preferred Shares and the holders of such other shares as may be entitled thereto, then but not prior thereto, distributions or payments may be made upon any Common Shares or other shares ranking junior to the Preferred Shares and any such other shares in liquidation.

               5.  Redemption.  Each series of the Preferred Shares shall
                   ----------
     be or shall not be subject to redemption, as provided in the Governing Provisions establishing such series. In case of the redemption of only a part of the outstanding shares of any series of Preferred Shares, the shares to be redeemed shall be selected by lot or pro rata (subject to adjustment with respect to holdings not susceptible of partial redemption in the exact proportion as the total number of shares being redeemed bears to all the outstanding shares) in such manner as the Board of Directors shall determine. Not less than (30) days and not more than ninety (90) days prior written notice shall be given by mail, postage prepaid, to the holders of record of the Preferred Shares to be redeemed, such notice to be addressed to each shareholder at his post office address as shown by the records of the corporation. If such notice of redemption shall have been given, and if, on or before the redemption date specified in such notice, there shall have been deposited with the transfer agent for the Preferred Shares the funds necessary for such redemption, in trust for the account of the holders of the shares so called for redemption, payable to them promptly upon the surrender of their share certificates, except as to deposited funds unclaimed for not less than one
     (1) year after such deposit, then upon the making of such deposit, the shares with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares, including any rights to receive notice and to vote, shall forthwith cease and determine except only (i) the right of the holders thereof to receive, out of the funds so deposited, the redemption price thereof without interest, and (ii) any right of the holders thereof to convert as provided or referred to in any Governing Provisions. Any funds so deposited and remaining unclaimed at the end of not less than one (1) year from the date fixed for such redemption shall be repaid to the corporation upon its request, after which repayment the holders of the shares so called for redemption shall look only to the corporation for the payment of the redemption price thereof. Subject to the provisions hereof, the Board of Directors shall have authority to prescribe the manner in which Preferred Shares shall be redeemed from time to time. Any of the Preferred Shares of any series redeemed pursuant to the provisions of this Section 5 shall not thereafter be reissued as shares of such series, but such shares shall become authorized and unissued Preferred Shares which may thereafter be designated as shares of any other series. Nothing in this Section 5 contained shall limit the right of the corporation to purchase any Preferred Shares.

               6.  Restriction on Dividends, etc., on Junior Shares.  So
                   ------------------------------------------------
     long as any of the Preferred Shares are outstanding, the corporation shall not declare or pay any dividend or make any other distribution upon the Common Shares or any other shares ranking junior to the Preferred Shares as to dividends or in liquidation (except dividends or distributions payable in Common Shares or other shares of the corporation ranking junior to the Preferred Shares as to dividends and in liquidation) and the corporation shall not directly or indirectly purchase or redeem or otherwise acquire for value any Common Shares or other shares of the corporation ranking junior to the Preferred Shares as to dividends and in liquidation (except any acquisitions of shares by the issue of, or out of the proceeds of the sale of Common Shares or other shares ranking junior to the Preferred Shares as to dividends and in liquidation, and any repurchase of shares, or payments to the holders of shares, in satisfaction of appraisal rights under any law or laws) unless in each instance an amount equal to all cumulative dividends accrued for all previous elapsed dividend periods of the corporation shall have been paid or set aside for payment on all then outstanding Preferred Shares and an amount of dividends thereon equal to the current dividend thereon shall have been declared and paid or set aside for payment for the then current dividend period, and, unless all dividends on all Preferred Shares theretofore surrendered for any permitted conversion which remained accrued but unpaid for any previously fully elapsed dividend periods at the time of such surrender shall have been declared and paid or set aside for payment to the holder of each such share who surrendered such share or his assignee. The rights to such dividends on such surrendered shares shall be evidenced in such manner as the Board of Directors shall reasonably determine.

               7.  Voting Rights.  Except for such voting powers, if any,
                   -------------
     as may be granted under any Governing Provisions to any one or more series of Preferred Share, or by law, voting power shall be vested exclusively in the Common Shares. Preferred Shares of any series having voting power under any Governing Provisions shall have no more than one vote per share, except by the operation of anti-dilution provisions, and shall not be given any special voting powers in elections of directors, except that they may be given the right to elect certain members of the Board of Directors in the event of any dividend arrearage on such series. Except as otherwise expressly required by law and except as may be otherwise expressly provided in any Governing Provisions, all Preferred Shares having general voting powers shall vote and otherwise act together with the Common Shares as a single class and not as a separate class or classes. In the event that any vote of the Preferred Shares as a separate class shall be required by law or by any Governing Provisions, each of such Preferred Shares shall have one (1) vote per share and shall be deemed to be and shall vote and otherwise set together as a single separate class, without regard to series, unless otherwise expressly required by law or by any Governing Provisions. The holders of Preferred Shares having voting power shall be entitled to notice of all meetings of shareholders of the corporation at which such voting power may be exercised.

               8.  Conversion of Convertible Preferred Shares.  Preferred
                   ------------------------------------------
     Shares of any series which shall be stated to be convertible by any Governing Provisions (such Preferred Share being hereinafter referred to as "Convertible Preferred Shares"), may be converted, at the option of the holder thereof, at the time, to the extent and in the manner therein provided, into fully-paid and non-assessable Common Shares, or other shares ranking junior to the Preferred Shares as to dividends and in liquidation, of the corporation as may be stated in respect of each series of Convertible Preferred Shares in any Governing Provisions.

         9.  Amendments.  The foregoing provisions as to the
             ----------
     Preferred Shares generally shall have effect while any Preferred Shares (other than shares held in treasury) shall remain outstanding and the provisions relating to any particular series thereof shall have effect while any shares of such series (other than shares held in treasury) shall remain outstanding, and not otherwise, but said provisions may be altered, amended or repealed or the application thereof suspended or waived in any particular case and changes in the designations, powers, preferences, and relative, participating, optional and other special rights, and the qualifications, limitations, and restrictions of the Preferred Shares or any series thereof may be made as permitted by law, and in any event by the affirmative vote, at a meeting duly called for the purpose of such number of shares as may be provided in any Governing Provisions; provided that the rights relative to each other only of any classes of shares junior in respect of such rights to the Preferred Shares of any series thereof from time to time existing may be fixed and varied without consent of the Preferred Shares or such series thereof.

               10.  Denial of Pre-emptive Rights.  No holder of any shares
                    ----------------------------
     of the corporation of any class now or hereafter authorized shall have any right as such holder (other than such right, if any, as the Board of Directors in its discretion may determine) to purchase, subscribe for or otherwise acquired any shares of the corporation of any class now or hereafter authorized, or any securities convertible into or exchangeable for any such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire any such shares, whether such shares, securities, warrants or other instruments be issued and thereafter acquired by the corporation.

               FOURTH:  The city, incorporated village or town and the
               ------
     county within the State of New York in which the office of the corporation is located are as follows:

                    TOWN:     Islip
                    ----
                    COUNTY:   Suffolk
                    ------

               FIFTH:  The Secretary of State is designated as the agent of
               -----
     the corporation upon whom process against the corporation may be served. The post office address within or without the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: 100 Spence Street, Bay Shore, New York 11706.

               SIXTH:  Except as may otherwise be specifically provided in
               -----
     this Certificate of Incorporation, no provision of this Certificate of Incorporation is intended by the corporation to be construed as limiting, prohibiting, denying, or abrogating any of the general or specific powers or rights conferred under the Business Corporation Law upon the corporation, upon its shareholders, bondholders, and security holders, and upon its directors, officers, and other corporate personnel, including, in particular, the power of the corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the Business Corporation Law and the defined and prescribed rights of said persons to indemnification as the same are conferred by the Business Corporation Law.

               SEVENTH:  (a)  The number of directors of the corporation
               -------
     shall be as from time to time provided by or pursuant to the By-Laws of the corporation, but shall not be less than three. The Board of Directors shall be classified, with respect to the time for which directors shall hold office, into three classes, as determined by the Board of Directors, each as nearly equal in number as possible. At the 1987 annual meeting of the shareholders of the corporation, the first such class of directors shall be elected for a term expiring upon the next following annual meeting of shareholders and upon the election and qualification of their respective successors, the second such class of directors shall be elected for a term expiring upon the second following annual meeting of shareholders and upon the election and qualification of their respective successors, and the third such class of directors shall be elected for a term expiring upon the third following annual meeting of shareholders and upon the election and qualification of their respective successors. At each annual meeting of shareholders after the 1987 annual meeting, directors of the class of directors whose term expires at such annual meeting shall be elected for a term expiring upon the third following annual meeting of shareholders and upon the election and qualification of their respective successors. Whenever the number of directors constituting the whole Board of Directors is changed, any increase or decrease in the number of directors shall be apportioned by the Board of Directors among the three classes so as to maintain all the classes as equal in number as possible, and any additional directors apportioned to a class shall hold office for a term which shall expire with the term of the other directors of such class; provided, however, that no decrease in the number of directors shall affect the term of any director then in office.

               (b) Advance notice of nominations of the election of directors shall be given in the manner and to the extent provided in the By-Laws of the corporation.

               (c) Newly created directorships resulting from any increase in the number of directors constituting the entire Board of Directors, and any vacancies on the Board of Directors resulting from death, incapacity, resignation or removal of a director, shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director or, if no directors remain, by the shareholders of the corporation at any special meeting called for that purpose. Any director elected to fill a vacancy created by the death, incapacity, resignation or removal of a director shall hold office for the remainder of the term of that former director and thereafter until his successor shall have been elected and qualified. Any director elected to fill a vacancy caused by an increase in the size of the Board of Directors shall hold office until the next annual meeting of shareholders and thereafter until such director's successor shall have been elected and qualified.

               EIGHTH:  Any director may be removed from office (i) with
               ------
     cause only by the affirmative vote of the holders of a majority of the combined voting power of all then outstanding shares entitled to vote in the election of directors, voting together as a single class, (ii) without cause only by the affirmative vote of the holders of eighty percent (80%) of the combined voting power of all then outstanding shares entitled to vote in the election of directors, voting together as a single class or (iii) with cause by the affirmative vote of two-thirds of the members of the Board of Directors.
     For purposes of this Article EIGHTH, "cause" shall mean the willful failure of a director to perform in any substantial respect such director's duties to the corporation
     (other than any such failure resulting from incapacity due to physical or mental illness), willful malfeasance by a director in the performance of his duties to the corporation which is materially and demonstrably injurious to the corporation, the commission by a director of an act of fraud in the performance of his duties to the corporation, the conviction of a director for a felony punishable by confinement for a period in excess of one year, or the ineligibility of a director for continuation in office under any applicable rules, regulations or orders of any federal or state regulatory authority of competent jurisdiction.

               NINTH:  Any action required or permitted to be taken by the
               -----
     shareholders of the corporation must be effected at a duly called annual or special meeting of shareholders of the corporation and may not be effected by any consent in writing by such shareholders.

               TENTH:  Except as otherwise required by law, special
               -----
     meetings of shareholders of the corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or by such officers of the corporation as may be authorized to so act by the By-Laws of the corporation, and may not be called by any shareholder or shareholders of the corporation.

               ELEVENTH:  Notwithstanding that no vote of shareholders may
               --------
     be required or that approval by a lesser percentage vote may be permitted by law or by any other Article hereof or by the By-Laws of the corporation or any agreement between the corporation and any national securities exchange or otherwise, no Business Combination (as hereinafter defined) shall be effected unless approved by vote of the shareholders of the corporation as required by this Article ELEVENTH.

               (a) In addition to any affirmative vote required by law or any other provision of the Certificate of Incorporation and except as otherwise expressly provided in paragraph (b) of this Article ELEVENTH, each of the following transactions by or in respect of the corporation shall require the approval of the shareholders of the corporation by the affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of the outstanding Voting Shares (as hereinafter defined) and by the affirmative vote of the holders of a least sixty-seven percent (67%) of the combined voting power of the outstanding Voting Shares held by Disinterested Shareholders (as hereinafter defined):

                    (1) any merger or consolidation of the corporation with (i) any corporation which is an Interested Shareholder (as hereinafter defined) or (ii) any other corporation which after such merger or consolidation would be an Interested Shareholder or an Affiliate (as hereinafter defined) of an Interested Shareholder; or

                    (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Interested Shareholder of
          (i) all or substantially all the assets of the corporation or
          (ii) assets of the corporation or any Subsidiary (as hereinafter defined) or Subsidiaries having in the aggregate a Fair Market Value (as hereinafter defined) as of the Announcement Date (as hereinafter defined) in an amount which is more than 20% of the total value of the assets of the corporation and its consolidated subsidiaries as reflected on the then most recent Balance Sheet (as hereinafter defined) of the corporation; or

                    (3) any merger of consolidation of any Subsidiary or Subsidiaries having in the aggregate assets with a Fair Market Value as of the Announcement Date in an amount which is more than 20% of the total value of the assets of the corporation and its consolidated subsidiaries as reflected on the Balance Sheet of the corporation with (i) any corporation that is an Interested Shareholder or (ii) any other corporation which after such merger or consolidation would be an Interested Shareholder or an Affiliate of an Interested Shareholder; or

                    (4) the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of related transactions) to any Interested Shareholder of any securities of the corporation or any Subsidiary in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value as of the Announcement Date of $25,000,000 or more, other than the issuance of securities upon the conversion or exchange of securities of the corporation or in exchange for securities of any Subsidiary that were acquired by an Interested Shareholder from the corporation or a Subsidiary in a Business Combination (as hereinafter defined) that was approved by a vote of the shareholders pursuant to this Article ELEVENTH; or

                    (5) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interested Shareholder; or

                    (6) any reclassification of any securities of the corporation (including any reverse share split), any recapitalization of the capital shares of the corporation, any merger of consolidation of the corporation with or into any of its Subsidiaries, or any other transaction (whether or not with or involving any Interested Shareholder), which has the effect, directly or indirectly, of increasing the proportion of the outstanding shares of any class or series thereof of the corporation or of any Subsidiary directly or indirectly Beneficially Owned (as hereinafter defined) by any Interested Shareholder or as a result of which the successor corporation (or trust) would not have as part of its certificate or articles of incorporation (or similarly constitutive documents) provisions to the same effect as this Article ELEVENTH and the provision of Article TWELFTH hereof relating to the amendment of this Article ELEVENTH.

          The term "Business Combination" as used in this Article ELEVENTH shall mean any transaction or proposed transaction that is referred to in any one or more of the foregoing subparagraphs (1) through (6) of this paragraph (a) of this Article ELEVENTH.

               (b) The provisions of paragraph (a) of this Article ELEVENTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such vote of shareholders, if any, as is required by law and any other Article hereof or the By-Laws of the corporation or any agreement between the corporation and any national securities exchange or otherwise, if such Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined) at the time or if all the conditions specified in each of the following subparagraphs (1), (2), (3) and (4) are satisfied:

                    (1) the transaction constituting the Business Combination shall provide for a consideration per share to be received by all holders of Common Shares in exchange for all of their Common Shares, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of Common Shares in such Business Combination, shall be at least equal to the highest of the following:

                         (i) if the Announcement Date of such Business Combination is within three years of the Determination Date (as hereinafter defined) in respect of the Interested Shareholder involved in such Business Combination, the higher, if applicable, of (A) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by such Interested Shareholder for any Common Shares that are or were at any time within such three-year period Beneficially Owned by such Interested Shareholder and acquired by it at any time within such three year period or (B) the price per share equal to the Fair Market Value per Common Share on the Announcement Date of such Business Combination multiplied by the ratio of (x) the price determined pursuant to the foregoing clause (A) to (y) the average Fair Market Value per Common Share during the 90 day period prior to the Determination Date in respect of such Interested Shareholder, or

                        (ii)  the average Fair Market Value of a Common
               Share during the period of 90 days prior to the Announcement Date of such Business Combination; provided, however, that the prices referred to in the foregoing clauses (i)(A),
               (i) (B)(x) and (ii) of this subparagraph (1) shall be adjusted fairly to reflect any share dividend, share split, reverse share split, combination of shares, recapitalization, reorganization or similar event effecting the number of Common Shares outstanding and the market price per share of outstanding Common Shares that has occurred after the date as of which such price is determined; and

                    (2) the holders of Common Shares shall have the right, at the option of each such holder, to receive payment of the consideration to be received by holders of Common Shares in connection with such Business Combination in cash or in the same type of consideration used by the Interested Shareholder involved in such Business Combination within the three-year period immediately prior to the Announcement Date in acquiring the largest portion of the Common Shares, or any other class or series of Voting Shares, acquired by such Interested Shareholder during such three-year period if such consideration were not cash; and

                    (3) after the Determination Date in respect of the Interested Shareholder involved in such Business Combination and prior to the consummation of such Business Combination:

                         (i)  except as approved by a majority of the
               Disinterested Directors, there shall have been no failure to declare and have available for payment at the regular dates therefor the full amount of any dividends (whether or not cumulative) accrued on any series of Preferred Shares or any other class of shares or series thereof having a preference over the Common shares as to dividends; and

                        (ii) there shall have been (A) no reduction in the annual rate of dividends paid on the Common Shares (except as necessary to reflect any split or subdivision of the Common Shares), except as approved by a majority of the Disinterested Directors, and (B) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse share split or combination of shares), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding Common Shares, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and

                    (4) after the Determination Date in respect of the Interested Shareholder involved in such Business Combination, such Interested Shareholder shall not have received the benefit, directly or indirectly (except as a shareholder of the corporation, in proportion to its shareholding), of any loans, advances, guarantees or similar financial assistance (collectively, "Financial Assistance") provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise, unless the transaction constituting the Business Combination shall provide for a consideration to be received by the holders of Common Shares in exchange for all of their Common Shares in an amount equal to the amount required under the foregoing subparagraph (1) plus the total amount of the Fair Market Value of all such Financial Assistance; and

                    (5) a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall, at the corporation's expense, be mailed to shareholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act, rules or regulations or subsequent provisions), and the Disinterested Directors if there are any at the time, shall have been provided a reasonable opportunity to state their views therein with respect to such proposed Business Combination and to include therewith an opinion of an independent investment banker selected by the Disinterested Directors with respect to such Business Combination.

               (c)  For the purposes of this Article ELEVENTH:

                    (1) a "person" shall mean any individual, firm, corporation, business or employee benefit trust, other trust, partnership, joint venture, association or other entity.

                    (2) "Interested Shareholder" shall mean any person, other than the corporation, any Subsidiary or any employee benefit plan of the corporation or any Subsidiary which employee benefit plan has been approved by a majority of the Disinterested Directors, who or which:

                         (i)  is the Beneficial Owner, directly or
               indirectly, of Voting Shares that are entitled to cast 10% or more of the total votes that all of the then outstanding Voting Shares are entitled to cast in the election of directors or is an Affiliate or Associate of any such person or any predecessor thereto, or

                        (ii) acts with any other person as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of securities of the corporation, and such group is the Beneficial Owner, directly or indirectly, of Voting Shares that are entitled to cast 10% or more of the total votes which all of the then outstanding Voting Shares are entitled to cast in the election of directors, and any reference to a particular Interested Shareholder involved in a Business Combination shall also refer to any Affiliate or Associate thereof, any predecessor thereto and any other person acting as a member of a partnership, limited partnership, syndicate or group with such particular Interested Shareholder within the meaning of the foregoing clause (ii) of this subparagraph
               (2).

                    (3) A "Disinterested Shareholder" is any shareholder who or which is not an Interested Shareholder.

                    (4) A person shall be a "Beneficial Owner" of, or have "Beneficial Ownership" of, or "Beneficially Own," any Voting Shares over which such person or any of its Affiliates or Associates, directly or indirectly, through any contract, arrangement, understanding or relationship has or shares or, upon the exercise of any conversion rights, exchange rights, warrants, options or similar interests (whether or not exercisable), would have or share, either (i) voting power (including the power to vote or to direct the voting) of such security or (ii) investment power (including the power to dispose or direct the disposition) of such security. For the purposes of determining whether a person is an Interested Shareholder, the number of Voting Shares deemed to be outstanding shall include any shares Beneficially Owned by such person even though not actually outstanding, but shall not include any Voting Shares that are not outstanding but which may be issuable to other persons pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.

                    (5) an "Affiliate" of a person shall mean any person who, directly or indirectly, controls, is controlled by or is under common control with such person.

                    (6) An "Associate" means (i) with respect to a corporation or association, any officer or director thereof or of a subsidiary thereof, (ii) with respect to a partnership, any general partner thereof or any limited partner thereof having a 10% ownership interest in such partnership,
          (iii) with respect to a business or employee benefit trust, any officer or trustee thereof or of any subsidiary thereof, (iv) with respect to any other trust or an estate, any trustee, executor or similar fiduciary and any person who has a substantial interest as beneficiary of such trust or estate, (v) with respect to a natural person, the spouse and children thereof and any other relative thereof or of the spouse thereof who has the same home, and (vi) any Affiliate of any such person.

                    (7) "Announcement Date" with respect to any Business Combination means the date on which the proposal of such Business Combination is first publicly announced.

                    (8) "Determination Date" in respect of an Interested Shareholder means the date on which such Interested Shareholder first became an Interested Shareholder.

                    (9) "Subsidiary" means any corporation of which a majority of any class of its equity securities is owned, directly or indirectly, by the corporation.

                    (10) "Disinterested Director" with respect to a Business Combination means any member of the Board of Directors of the corporation who is not an Affiliate or Associate of, and was not directly or indirectly a nominee of, any Interested Shareholder involved in such Business Combination or any Affiliate or Associate of such Interested Shareholder and who either (i) was a member of the Board of Directors prior to the time that such Interested Shareholder became an Interested Shareholder or (ii) is a successor of a Disinterested Director and was nominated to succeed a Disinterested Director by a majority of the Disinterested Directors on the Board of Directors at the time of his nomination. Any reference to "Disinterested Directors" shall refer to a single disinterested Director if there be but one.

                    (11) "Fair Market Value" as of any particular date means: (i) in the case of shares that are traded on any securities exchange or in the over-the-counter market, the average for the trading days during the thirty-day period immediately preceding the date in question of the closing sale price of such shares on the New York Stock Exchange Composite Tape, or, if such shares are not quoted on the Composite Tape, on the New York Stock Exchange, or, if such shares are not listed on such Exchange, on the principal United States securities exchange registered under the

          Securities Exchange Act of 1934, as amended, on which such shares are listed, or, if such shares are not listed on any such exchange, of the last sales price at 4:00 p.m. reported in the Consolidated Transaction Reporting System (as hereinafter defined), or, if such a price is not so reported, the average of the highest reported bid and the lowest reported asked quotations for a share furnished by the National Association of Securities Dealers Automated Quotation System or any successor quotation reporting system or, if quotations are not available in such system, as furnished by the National Quotation Bureau Incorporated or any similar organization furnishing quotations and, if no such quotations are available, the fair market value on the date in question of a share as determined by a majority of the Disinterested Directors in good faith and (ii) in the case of shares of any class or series that are not traded on any securities exchange or in the over-the-counter market or in the case of property other than cash or shares or in the case of Financial Assistance, the fair market value of such shares, property or Financial Assistance, as the case may be, on the date in question as determined by a majority of the Disinterested Directors in good faith.

                    (12) "Consolidated Transaction Reporting System" means the system of reporting securities information operated under the authority of Rule 11Aa3-1 under the Securities Exchange Act of 1934, as amended, as such rule may from time to time be amended, and any successor rule or rules.

                    (13) "Balance Sheet" as of any particular time means the most recent, publicly available consolidated balance sheet of the corporation and its consolidated subsidiaries audited by the corporation's independent public accountants.

                    (14) "Voting Shares" means outstanding shares of the corporation that are entitled to vote generally in the election of directors.

               (d) A majority of the Disinterested Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article ELEVENTH, including, without limitation:
     (i) whether a person is an Interested Shareholder, (ii) the number of Voting Shares Beneficially Owned by any person, (iii) whether a person is an Affiliate or Associate of another person, (iv) Whether the requirements of paragraph (b) of this Article ELEVENTH have been met with respect to any Business Combination, (v) whether two or more transactions constitute a "series of related transactions" for purposes of paragraph (a) of this Article ELEVENTH; and (vi) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination, (A) has an aggregate Fair Market Value of $25,000,000 or more or (B) represents in the aggregate more than 20% of the total value of the assets of the corporation and its consolidated subsidiaries. The good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Article ELEVENTH.

               (e) Nothing contained in this ARTICLE ELEVENTH shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

               TWELFTH:  Notwithstanding that approval by a lesser
               -------
     percentage vote may be permitted by law or by any other Article hereof or by the By-Laws of the corporation, no provisions shall be adopted, amended or repealed that would in any manner be inconsistent with this ARTICLE TWELFTH and ARTICLES SEVENTH, EIGHTH, NINTH, TENTH and ELEVENTH, concerning i) a classified Board of Directors, ii) removal of directors, iii) vacancies on the Board of Directors, iv) fair price for certain business combinations, v) the manner in which actions by shareholders shall be accomplished and vi) the manner in which special meetings of shareholders may be called, without the affirmative vote of the holders of eighty percent (80%) of the combined voting power of all then outstanding shares entitled to vote thereon. Furthermore, no provisions shall be adopted, amended or repealed that would in any manner be inconsistent with ARTICLE ELEVENTH without the affirmative vote of the holders of sixty-seven percent (67%) if the combined voting power of all Disinterested Shareholders, as defined in such Article.

               THIRTEENTH:  A director shall not be personally liable to
               ----------
     the Corporation or its shareholders for damages for any breach of duty as a director, except for any such liability arising by reason that, in addition to any and all other requirements for such liability, there shall have been a judgment or other final adjudication adverse to the director that establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law.
     Neither the amendment nor repeal of this Article nor the adoption of any inconsistent provision of the certificate of incorporation shall eliminate or reduce the effect of this Article with respect to any matter occurring, or any cause of action, suit or claim that but for this Article would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. This Article shall neither eliminate nor limit the liability of a director for any act or omission occurring prior to the adoption of this Article.

               FOURTH:  This restatement of the Certificate of
               ------
     Incorporation of the Corporation was authorized by the affirmative vote of the Board of Directors of the Corporation.

               IN WITNESS WHEREOF, the undersigned have caused this Restated Certificate of Incorporation to be executed as of this 20th day of May, 1988 and do hereby affirm under the penalties of perjury that the statements contained herein are true and correct.

                                             /s/ Lawrence N. Cohen
                                           --------------------------------
                                                Lawrence N. Cohen
                                                President


                                             /s/ Robert McNally
                                           --------------------------------
                                                Robert McNally
                                                Secretary






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